UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

NO. FXR-1                                                 CUSIP NO.    650905AC6

                           NEWCOURT CREDIT GROUP INC.
                                 NOTE, SERIES A
                                  (FIXED RATE)

         Original Issue Date: 12/15/1998             Initial Optional Redemption Date:  N/A
         Issue Price:  99.739%                       Optional Redemption Price:  N/A
         Interest Rate: 7.125%                       Annual Redemption Price Reduction:  N/A
         Maturity Date: 12/17/2003                   Optional Repayment Date(s):  N/A
         Principal Amount:  $300,000,000

         Newcourt Credit Group Inc., a corporation organized under the laws of the Province of Ontario (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on the Maturity Date shown above and to pay interest thereon at the rate per annum shown above until principal hereof is paid or made available for payment. The Company will pay interest semiannually on June 15 and December 15 (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown above (except as provided below), and on the Maturity Date shown above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such interest payment date which shall be the May 31 or November 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date (whether or not such date is an Interest Payment Date) shall be payable to the person to whom principal shall be payable, and, if the Original Issue Date of this Note is between a Record Date and the corresponding Interest Payment Date, the first payment of the interest will be made on the Interest Payment Date following the next succeeding Record Date to the person in whose name this Note is registered at the close of business on such Record Date. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. "Business Day" means any day, other than a Saturday or a Sunday, and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. This note is guaranteed as to payment of principal, premium, if any, and interest by the AT&T Capital Corporation (the "Guarantor").

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

                  IN WITNESS WHEREOF, Newcourt Credit Group Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:   December 15, 1998                       NEWCOURT CREDIT GROUP INC.



                                                 By: /s/ Glenn A. Votek
                                                    ----------------------------


                                                 Attest


                                                     /s/ Scott Moore
                                                 -------------------------------


CERTIFICATE OF AUTHENTICATION

This is one of the Certificated
Securities of the Series
designated therein referred to
in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee




By:           /s/ L. O'Brien
    -------------------------------------
              Authorized Officer

                                [REVERSE OF NOTE]

         This note is one of a duly authorized issue of Securities of the Company (herein referred to as the "Securities"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of December 15, 1998 (as amended, restated or supplemented from time to time, the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. This note is one of the series of Securities designated as Notes, Series A (herein referred to as the "Notes"). The Guarantor has guaranteed the payment of principal, premium, if any, and interest on the Notes and reference is hereby made to the Guarantee dated as of December 15, 1998 by the Guarantor in favor of the Trustee for the benefit of the holders of the Securities for a complete description of the terms of such Guarantee.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by any such amendment or modification (with each series voting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of each series affected thereby (with each series voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable as registered Notes without coupons in denominations that are integral multiples of U.S. $1,000. At the office or agency of the Company referred to above and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without service charge for a like aggregate principal amount of Notes having the same maturity, interest rate, redemption provisions, repayment provisions, and Original Issue Date of other authorized denominations.

         Unless the face of this Note indicates that an Optional Redemption Price is applicable to this Note, this Note may not be redeemed prior to the Maturity Date. If the face of this Note indicates that an Optional Redemption Price is applicable to this Note, then this Note may be redeemed at the option of the Company as a whole, or from time to time in part, on or after the Initial Optional Redemption Date specified on the face hereof and prior to the Maturity Date, at the Optional Redemption Price specified on the face hereof (expressed as a percentage of the principal amount) (subject to reduction as hereinafter provided), together in each case with accrued interest to the date fixed for redemption; provided that if the face of this Note indicates that this Note is subject to an "Annual Redemption Price Reduction", then the Optional Redemption Price shall decline at each anniversary of the Initial Optional Redemption Date by the Annual Redemption Price Reduction until the Optional Redemption Price is 100% of such principal amount. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their last registered address not less than thirty nor more than sixty days prior to the date fixed for redemption, all as provided in the

Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.

         Unless an Optional Repayment Date or Dates is indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If an Optional Repayment Date or Dates is indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of U.S. $1,000 at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at least 30 calendar days but not more than 45 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Trustee not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter, and this Note and form duly completed must be received by the Trustee by such third Business Day.

         Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Company, a new Note or Notes having the same maturity, interest rate, redemption provisions, repayment provisions and Original Issue Date of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereof) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future, of the Company, of the Guarantor or of any successor corporations, either directly or through the Company, the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -    as tenants in common
         TEN ENT -    as tenants by the entireties
         JT TEN  -    as joint tenants with right of survivorship and not
                      as tenants in common

         UNIF GIFT MIN ACT - _______________ Custodian ________________
                                 (Cust)                             (Minor)

         Under Uniform Gifts to Minor Act _____________________
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:
      --------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


----------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of U.S. $1,000) which the holder elects to have repaid: ___________________; and specify the denomination or denominations (which shall be increments of U.S. $1,000) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

                                            ------------------------------------

Date:
     -----------------------

                                            ------------------------------------
                                            NOTICE: The signature on this
                                            Option to Elect Repayment must
                                            correspond with the name as written
                                            upon the face of the within
                                            instrument in every particular
                                            without alteration or enlargement or
                                            any change whatsoever.